UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
     ----------------------------------------------------------------------

 Date of Report (Date of earliest event reported): June 19, 2006 (June 15, 2006)


Commission file number: 0-22773



                            NETSOL TECHNOLOGIES, INC.
        (Exact name of small business issuer as specified in its charter)

                     NEVADA                            95-4627685
         (State or other Jurisdiction of          (I.R.S. Employer NO.)
         Incorporation or Organization)


              23901 Calabasas Road, Suite 2072, Calabasas, CA 91302
               (Address of principal executive offices) (Zip Code)

                         (818) 222-9195 / (818) 222-9197
           (Issuer's telephone/facsimile numbers, including area code)


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ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION.

On June 15, 2006, NetSol Technologies, Inc. entered into an agreement to sell up to $5,500,000 worth of convertible notes to 5 accredited investors and warrants to acquire 1,666,667 shares of common stock. The entire offering has an average weighted cost per share of $1.77. The warrants are exercisable for a period of 5 years from the issuance date. The notes bear interest at the rate of 12% per annum and are due one year from their issuance, or June 15, 2007. The notes are convertible into shares of Series A 7% Cumulative Convertible Preferred Stock which are in turn are convertible into shares of common stock of NetSol Technologies, Inc. Provided, however, that the note may not convert and the warrants may not be exercised, without prior shareholder approval of such conversion, if such conversion would result in NetSol Technologies, Inc. issuing a number of shares of common stock which, when aggregated with other equity transactions pursuant to NASD MarketPlace Rule 4350, would be violative of such rule.


                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.


Date:    June 19, 2006                             /s/ Naeem Ghauri
                                                   -----------------------
                                                   NAEEM GHAURI
                                                   Chief Executive Officer


Date:    June 19, 2006                             /s/  Tina Gilger
                                                   -----------------------
                                                   Tina Gilger
                                                   Chief Financial Officer